Exhibit 10.2

EXECUTION VERSION

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

This Contribution and Subscription Agreement (this “Agreement”), is made and entered effective as of June 17, 2015, among Eagle US 2, LLC, a Delaware limited liability company (“Purchaser”), Axiall Corporation, a Delaware corporation (“Axiall Corporation”), and LACC, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, Company is a limited liability company formed under the laws of the State of Delaware on June 17, 2015;

WHEREAS, on June 17, 2015, Purchaser and Lotte Chemical USA Corporation, a Delaware corporation (“Lotte”) entered into the Amended and Restated Limited Liability Company Agreement of Company (as amended from time to time, the “LLC Agreement”);

WHEREAS, Purchaser desires to purchase from Company, and Company desires to sell and issue to Purchaser, the Interests in Company as set forth in Section 1 below, subject to the terms and conditions of this Agreement and the LLC Agreement;

WHEREAS, Axiall Corporation will derive substantial benefits from Purchaser’s Interests in the Company and is agreeing to be jointly and severally liable for certain obligations of Purchaser hereunder in order to induce the Company to enter into this Agreement;

WHEREAS, Lotte entered into a Contribution and Subscription Agreement, dated as of the date hereof (the “Lotte Contribution Agreement”); and

WHEREAS, this Agreement is one of the “Contribution Agreements” as defined in the LLC Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

1.                                      Purchase and Sale. Subject to the terms and conditions of this Agreement and the LLC Agreement, at the Closing, Purchaser shall purchase from Company, and Company shall sell and issue to Purchaser an Interest in Company with the corresponding Percentage Interest set forth beside Purchaser’s name on Schedule 1 attached hereto (the “Purchased Securities”). Payment for the Purchased Securities shall be made at the Closing by Purchaser by making its Initial Capital Contribution to the capital of Company in United States Dollars, in the amount set forth beside Purchaser’s name on Schedule 1 attached hereto.  The Purchased Securities are subject to the terms of the LLC Agreement.

2.                                      LLC Agreement. Purchaser hereby irrevocably agrees (a) that effective at the Closing it is a Member of Company on the terms set forth in the LLC Agreement, and (b) to adhere to, comply with and be bound by the terms of the LLC Agreement.

3.                                      Capital Contributions.

(a)                                 Purchaser and Axiall Corporation, jointly and severally, hereby irrevocably agree to make, from time to time, the following Capital Contributions to Company in accordance with this Agreement and the LLC Agreement:

(i)                                     The Initial Capital Contribution on the date hereof, which results in Purchaser owning 10% of the Percentage Interests of the Company (such percentage, the “Participation Percentage”); and

(ii)                                  Subject to terms and conditions of this Section 3, Capital Contributions in an amount equal to (A) Purchaser’s Participation Percentage multiplied by (B) Construction Costs (as defined in the Lotte Contribution Agreement), as and when required by the Company to timely satisfy its obligations or requirements (the “Development Capital Contributions”); provided, however, (x) subject to clause (y) below, in no event shall Purchaser or Axiall Corporation’s obligation to fund or pay to the Company or otherwise incur, guaranty, or obligate themselves for or on behalf of the Company exceed individually or in the aggregate (1) the Annual Maximum Amount per Calendar Year, and (2) $225,000,000 (the “Development Capital Commitment”), and (y) notwithstanding Purchaser’s Participation Percentage, to the extent Purchaser or Axiall Corporation has not funded the total Development Capital Commitment, in calendar year 2019 Purchaser or Axiall Corporation shall fund the remaining unfunded balance of the Development Capital Commitment to satisfy Construction Costs when requested by the Board of Members.

For the purposes of this Agreement, (x) “Annual Maximum Amount” means the lesser of (A) $50,000,000 per Calendar Year and (B) an amount per Calendar Year that results in Axiall’s Percentage Interest adjusting to no more than 19.99% after giving effect to the contribution, and (y) “Calendar Year” means each one year period starting on January 1 and ending on December 31. The Annual Maximum Amount shall be prorated for the 2015 Calendar Year based on the number of days remaining in 2015 as of the date of this Agreement.

(b)                                 If Purchaser or Axiall Corporation elects, at its option and in its sole discretion, to fund a Development Capital Contribution in any Calendar Year in excess of the Annual Maximum Amount for such Calendar Year, such excess shall reduce the Annual Maximum Amount for the following Calendar Year (or Calendar Years, if such excess is greater than $50,000,000) on a dollar by dollar basis;

(c)                                  Subject to the terms and conditions of this Section 3, Development Capital Contributions shall be due in the amounts and on the dates required under the EPC Agreements or as otherwise required under the LLC Agreement.

(d)                                 All Development Capital Contributions of Purchaser shall be made in United States Dollars by wire transfer of immediately available funds to an account designated by Company.

(e)                                  Any Capital Contributions made by Axiall Corporation shall be deemed made on Purchaser’s behalf, and in no event shall Axiall Corporation become a Member of the Company or be entitled to any of the rights or privileges under the LLC Agreement.

(f)                                   Purchaser’s and Axiall Corporation’s obligations under this Section 3 to fund Development Capital Contributions are conditioned upon the board of directors of Axiall Corporation approving this Agreement, the transactions contemplated hereby, and the construction of the Facility and the related investments therefor, which approval may be granted or withheld in the sole and absolute discretion of the board of directors of Axiall Corporation (the “Board Approval”).

4.                                      Closing. The purchase and sale of the Purchased Securities shall take place on the date hereof simultaneously with the execution and delivery of this Agreement (the “Closing”). The Closing may take place remotely by the electronic exchange of documents. At the Closing:

(a)                                 Purchaser or Axiall Corporation shall deliver to Company the aggregate amount of cash equal to Purchaser’s Initial Capital Contribution by wire transfer of immediately available funds to an account designated by Company prior to the Closing;

(b)                                 Purchaser shall deliver to Company a duly executed closing certificate, in the form attached hereto as Exhibit A; and

(c)                                  Purchaser shall deliver to Company a duly executed and completed IRS Form W-9.

5.                                      Representations and Warranties of Purchaser. Purchaser represents and warrants to Company as of the date hereof and each time a Capital Contribution is made to Company as follows:

(a)                                 Organization and Standing. Purchaser is duly organized or formed, validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Purchaser is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which its conduct of business or ownership of property requires it to qualify.

(b)                                 Authority; Enforceability. The execution, delivery, and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and its board of directors (or similar managing board or member). No other act, consent, approval of authorization or other proceeding on the part of Purchaser or any other Person is or was necessary to authorize the execution, delivery or performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Purchaser, and this Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

(c)                                  No Conflict. The execution, delivery, and performance by Purchaser of this Agreement do not and the consummation by Purchaser of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) Purchaser’s articles or certificate of incorporation or by-laws (or similar constitutive documents), (ii) any judgment, order, decree, statute, rule, regulation or other Law applicable to Purchaser, or (iii) any contract, agreement or instrument by which Purchaser is bound.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Person, court, administrative agency or other Governmental Body or instrumentality, domestic or foreign, is required by or with respect to Purchaser in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

(d)                                 Access to and Evaluation of Information Concerning Company; General Solicitation. Purchaser has:

(i)                                     such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of purchasing the Purchased Securities, including the risk that Purchaser could lose the entire value of the Purchased Securities, and has so evaluated the merits and risks of such purchase;

(ii)                                  been given access to and an opportunity to examine such documents, materials and information concerning Company, including, without limitation, the LLC Agreement and the Related Project Agreements, as Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in Company, to the extent that Company possesses such information, has carefully reviewed and understands these materials and has had answered to Purchaser’s full satisfaction any and all questions regarding such information;

(iii)                               made such independent investigation of Company, its management, and related matters as Purchaser deems to be necessary or advisable in connection with the purchase of such Purchased Securities, and is able to bear the economic and financial risk of purchasing the Purchased Securities (including the risk that Purchaser could lose the entire value of the Purchased Securities); and

(iv)                              not been offered the Purchased Securities by any means of general solicitation or general advertising.

(e)                                  Accredited Investor; No Public Distribution Intent. Purchaser is:

(i)                                     an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and

(ii)                                  purchasing the Purchased Securities for Purchaser’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

(f)                                   OFAC. The amounts contributed by or on behalf of Purchaser to Company are not and will not be not directly or indirectly derived from activities that contravene federal, state or international Laws, including anti-money laundering laws and regulations. To the knowledge of Purchaser, none of (i) Purchaser; (ii) any Person controlling or controlled by Purchaser; or (ii) any Person for whom Purchaser is acting as agent or nominee in connection with this investment is either (A) a Person named on an Office of Foreign Assets Control in the United States Department of the Treasury (“OFAC”) list, or a Person prohibited under any program administered by OFAC, or (B) a Senior Foreign Political Figure, or any immediate family member or close associate of a Senior Foreign Political Figure.  Purchaser is not affiliated with a non-U.S. banking institution (a “Foreign Bank”), and Purchaser does not receive deposits from, makes payments on behalf of, or handle other financial transactions related to a Foreign Bank. For the purposes of this Section 5(f), “Senior Foreign Political Figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. Governmental Body (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation, including any Person that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

6.                                      Acknowledgements and Agreements of Purchaser. Purchaser acknowledges and agrees as follows:

(a)                                 No Market for Purchased Securities. No market for the resale of any of the Purchased Securities currently exists, and no such market may ever exist. Accordingly, Purchaser must bear the economic and financial risk of an investment in its Purchased Securities for an indefinite period of time.

(b)                                 No Registration. The Purchased Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and the offer and sale of the Purchased Securities are being made in reliance on one or more exemptions for private offerings under Section 4(a)(2) of the Securities Act and applicable securities laws. Accordingly, no Transfer (whether with or without consideration) is permitted unless such Transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available.

(c)                                  Transfer Restrictions. The Purchased Securities are subject to the restrictions on Transfer as set forth in the LLC Agreement. Accordingly, no Transfer of any of the Purchased Securities is permitted unless such Transfer complies with the applicable provisions of the LLC Agreement.

(d)                                 Disclosure. Other than the representations and warranties of Company set forth in Section 7 or any representations and warranties set forth in the LLC Agreement or the Related Project Agreements, neither Company nor any other Person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to Purchaser by or on behalf of Company or related to the transactions contemplated hereby, and nothing contained in any documents provided or statements made by or on behalf of Company to Purchaser is, or shall be relied upon as, a promise or representation by Company or any other Person that any such information is accurate or complete.

(e)                                  Capital Contributions. The LLC Agreement and this Agreement require Purchaser to fund Capital Contributions to Company. Subject to the rights and limitations provided in this Agreement, in the event Purchaser defaults on such obligations, Company and the other Purchaser are entitled to various rights and remedies under the LLC Agreement, including, without limitation, instituting proceedings against Purchaser and diluting Purchaser’s Percentage Interests in Company in accordance with the term and conditions of the LLC Agreement.

7.                                      Representations and Warranties of Company. Company represents and warrants to Purchaser as of the date hereof and each time a Capital Contribution is made to Company as follows:

(a)                                 Organization and Standing. Company is duly formed, validly existing and in good standing under the laws of the state of Delaware. Company has all requisite power and authority to own, license and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

(b)                                 Authority. The execution, delivery, and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Company. This Agreement has been duly executed and delivered by Company, and this Agreement constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

(c)                                  No Conflict. The execution, delivery, and performance by Company of this Agreement does not and the consummation by Company of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) Company’s certificate of formation or the LLC Agreement, (ii) subject to the accuracy of Purchaser’s representations and warranties in Section 5 of this Agreement, any judgment, order, decree, statute, rule, regulation or other law applicable to Company or (iii) in any material respects, any contract, agreement or instrument by which Company is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or other Governmental Body or instrumentality, domestic or foreign, is required by or with respect to Company in connection with the execution, delivery, and performance by Company of this Agreement or the consummation by Company of the transactions contemplated hereby.

(d)           Validity of Purchased Securities. The Purchased Securities have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued to Purchaser free of any liens, claims or other encumbrances, except for restrictions on transfer provided for herein, in the LLC Agreement or under the Securities Act or other applicable securities laws.

8.             Representations and Warranties of Axiall Corporation. Axiall Corporation represents and warrants to Company as of the date hereof and each time a Capital Contribution is made by it to the Company in accordance with this Agreement as follows:

(a)           Organization and Standing. Axiall Corporation is duly organized or formed, validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Axiall Corporation is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which its conduct of business or ownership of property requires it to qualify.

(b)           Authority; Enforceability. The execution, delivery, and performance by Axiall Corporation of this Agreement and the consummation by Axiall Corporation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Axiall Corporation and its board of directors (or similar managing board or member). No other act, consent, approval of authorization or other proceeding on the part of Axiall Corporation or any other Person is or was necessary to authorize the execution, delivery or performance of this Agreement and the consummation by Axiall Corporation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Axiall Corporation, and this Agreement constitutes the legal, valid and binding obligations of Axiall Corporation, enforceable against Axiall Corporation in accordance with its terms.

(c)           No Conflict. The execution, delivery, and performance by Axiall Corporation of this Agreement do not and the consummation by Axiall Corporation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) Axiall Corporation’s articles or certificate of incorporation or by-laws (or similar constitutive documents), (ii) any judgment, order, decree, statute, rule, regulation or other Law applicable to Axiall Corporation, or (iii) any contract, agreement or instrument by which Axiall Corporation is bound.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Person, court, administrative agency or other Governmental Body or instrumentality, domestic or foreign, is required by or with respect to Axiall Corporation in connection with the execution, delivery, and performance by Axiall Corporation of this Agreement or the consummation by Axiall Corporation of the transactions contemplated hereby.

(d)           Subsidiary Relationship. Purchaser is a wholly owned subsidiary of Axiall Corporation.

9.             Survival of Representations and Warranties and Acknowledgements and Agreements. All representations and warranties and acknowledgements and agreements contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party or on its behalf.

10.          Consent. Pursuant to Section 5.4(a) of the LLC Agreement, Purchaser hereby approves, confirms, and ratifies (i) the Initial Capital Contributions and Development Capital Contributions as of the date hereof, (ii) the execution, delivery, and performance by Company of this Agreement, the Lotte Contribution Agreement, and the agreements delivered in connection with this Agreement, and the consummation of the transactions contemplated hereby and thereby, with such changes to such agreements as the Board of Members may deem necessary, desirable or appropriate for Company (provided nothing herein shall obligate a Purchaser to agree to be bound by such a change to the extent Purchaser is also a party thereto), (iii) any and all actions, and the preparation, execution and delivery of any and all such other documents or instruments, as the Board of Members or Officers may deem necessary, desirable or appropriate to otherwise carry out the full intent and purpose of the foregoing approvals, and (iv) any and all actions of or on behalf of Company that have taken place prior to the date hereof with respect to the matters described in the foregoing clauses (i), (ii), and (iii).

11.          Miscellaneous.

(a)           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated in Section 12.3 of LLC Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(a)), provided any communication to Company shall be sent to both of Lotte and the Purchaser and any communication to the Purchaser must be sent to both the Purchaser and Axiall Corporation at its address set forth on the signature page hereto.

(b)           Entire Agreement. This Agreement, the LLC Agreement, and the agreements delivered in connection with this Agreement and with the LLC Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, provided this Agreement does not supersede (i) the FEED Study Reimbursement Agreement, dated as of May 28, 2014, by and between Axiall Corporation and Lotte, as amended from time to time or (ii) the Parent Guaranty, dated May 28, 2014 by Lotte

Chemical Corporation in favor of Axiall Corporation, the provisions of which shall survive in accordance with the terms thereof.

(c)           Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be Transferred by any party hereto without the prior written consent of the other party except (and provided the transferee has agreed as a condition of such assignment to be bound by this Agreement, and that Axiall Corporation remains jointly and severally liable for any transferred obligations under this Agreement in an instrument reasonably acceptable to the Parties) for a Transfer by Purchaser of all or part of its Interest to a Person that is an Affiliate of the Purchaser. Any attempted transfer or assignment in violation of this Section 11(c) shall be null and void.

(d)           No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, that Lotte and its Affiliates shall each be third party beneficiaries of this Agreement.

(e)           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(f)            Amendment and Modification; Waiver. This Agreement and the schedules attached hereto may only be amended, modified or supplemented by an agreement in writing signed by each party hereto and Lotte.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(g)           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(h)           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may only be instituted in the federal courts of the United States of America located in the State of Delaware or the Courts of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.  Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i)            Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

(j)            No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(k)           Certain Defined Terms.  Capitalized terms used in this Agreement and its exhibits and schedules but not defined herein shall have the meanings set forth in the LLC Agreement.

(l)            Termination. This Agreement may only be terminated (i) in a writing signed by the Company and the Purchaser, (ii) by either of the Company or the Purchaser upon a termination of the LLC Agreement pursuant to Section 9.9 thereof, or (iii) by the Purchaser for any reason or no reason at any time before the Board Approval is granted. Upon such termination, neither Purchaser nor Axiall Corporation nor Company shall have any further rights or obligations hereunder (including any obligations to fund capital contributions pursuant to Section 3), and this Agreement shall become void and of no effect without liability to any party, provided (i) any obligation to contribute amounts to satisfy payment of any Construction Costs incurred prior to the date of termination of this Agreement and (ii) the provisions of Section 11, shall expressly survive termination of this Agreement.

(m)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first written above.

COMPANY:

LACC, LLC

By:	/s/ Jinkoo Hwang
Name:	Jinkoo Hwang
Title:	Managing Director

AXIALL:

EAGLE US 2 LLC

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Secretary

AXIALL CORPORATION

By:	/s/ Paul D. Carrico
Name:	Paul D. Carrico
Title:	President and Chief Executive Officer

[Signature Page to Contribution Agreement — Axiall]

Schedule 1

Percentage Interests and Capital Contributions

Purchaser	Percentage Interest	Initial Capital Contribution	Maximum Development Capital Commitment
Eagle US 2 LLC	10%	$10.00	$225,000,000

EXHIBIT A

FORM OF CLOSING CERTIFICATE

CLOSING CERTIFICATE

[    ], 2015

THIS CLOSING CERTIFICATE is delivered pursuant to Section 4 of the Contribution and Subscription Agreement, dated effective as of [   ] (the “Contribution Agreement”), among LACC, LLC, a Delaware limited liability company (the “Company”) Eagle US 2 LLC, a Delaware limited liability company (the “Purchaser”) and Axiall Corporation, a Delaware corporation.

Purchaser hereby represents, warrants, and certifies to Company as of the date first written above that:

1.             Attached hereto as Exhibit A is a true, accurate and complete copy of the resolutions adopted by the board of directors (or similar managing board or members) of Purchaser authorizing the execution, delivery and performance of the Contribution Agreement and the other agreements contemplated thereby.  Such resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof.

2.             Attached hereto as Exhibit B is the certificate of good standing of Purchaser issued by the Secretary of State of the State of Delaware on [  ], 2015.

3.             Attached hereto as Exhibit C is a true, accurate and complete copy of the Certificate of Formation of Purchaser.  Such Certificate of Formation has not been amended, rescinded or modified since the date thereof and remains in full force and effect as of the date hereof.

4.             Attached hereto as Exhibit D is a true, accurate and complete copy of the Limited Liability Company Agreement of Purchaser. Such Limited Liability Company Agreement has not been amended, rescinded or modified since the date thereof and remains in full force and effect as of the date hereof.

IN WITNESS WHEREOF, Purchaser has duly executed and delivered this Closing Certificate effective as of the date first set forth above.

EAGLE US 2 LLC

By:
Name:
Title: